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                                                                    EXHIBIT 23.4

                     [LETTERHEAD OF PRICEWATERHOUSECOOPERS]



February 12, 2004



CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 2003 relating to the combined financial statements, which appears in the 2002 Annual Report to Shareholders, which is incorporated by reference in Montpelier Re Holdings Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated February 26, 2003 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers



Chartered Accountants
Hamilton, Bermuda














MAILING ADDRESS: PO BOX HM 1171, Hamilton, Bermuda HM EX.
A list of partners can be obtained from the above address